UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  June 19, 1995


                          CIRRUS LOGIC, INC.
         (Exact name of registrant as specified in its charter)

      CALIFORNIA                      0-17795                   77-0024
(State or other jurisdiction of      (Commission            (I.R.S. Emp
incorporation or organization)       file Number)         Identificatio

          3100 West Warren Avenue, Fremont, CA             94538
        (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:   (510) 623-8300

                             Not Applicable
          (Former name or former address, if changed from last report)

Item 5.   Other Events

Under its MiCRUS joint venture agreement, MiCRUS has completed approxim $176 million of equipment lease financings which have been guaranteed b Company.

On June 19, 1995, Cirrus Logic, Inc. (the "Registrant") guaranteed a MASTER LEASE AGREEMENT for approximately $66 million of semiconductor manufacturing equipment between General Electric Capital Corporation as Lessor and MICRUS, a New York general partnership, as Lessee. Enclosed
Exhibit 99.1 to this Current Report on Form 8-K is the text of the MAST LEASE AGREEMENT and the CIRRUS GUARANTY, both dated June 19, 1995.

On June 24, 1996, Cirrus Logic, Inc. (the "Registrant") guaranteed a MASTER LEASE AGREEMENT for approximately $10 million of semiconductor manufacturing equipment between General Electric Capital Corporation as Lessor and MICRUS, a New York general partnership, as Lessee. Enclosed
Exhibit 99.2 to this Current Report on Form 8-K is the text of the MAST LEASE AGREEMENT and the CIRRUS GUARANTY, both dated June 24, 1996.

On June 28, 1996, Cirrus Logic, Inc. (the "Registrant") guaranteed a MASTER LEASE AGREEMENT for approximately $100 million of semiconducto manufacturing equipment between COMDISCO, INC., as Lessor and MICRUS, a York general partnership, as Lessee. Enclosed as Exhibit 99.3 to this Report on Form 8-K is the text of the MASTER LEASE AGREEMENT and the CI GUARANTY, both dated June 28, 1996.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

             99.1 MASTER LEASE AGREEMENT dated as of June 19, 1995 by and between GENERAL ELECTRIC CAPITAL CORPORATION, as and MICRUS, a New York general partnership, as Lesse the CIRRUS GUARANTY.

             99.2 MASTER LEASE AGREEMENT dated as of June 24, 1996 by and between GENERAL ELECTRIC CAPITAL CORPORATION, as and MICRUS, a New York general partnership, as Lesse the CIRRUS GUARANTY.

             99.3 MASTER LEASE AGREEMENT dated as of June 28, 1996 by and between COMDISCO, INC., as Lessor and MICRUS, a New York general partnership, as Lessee and the CIRR GUARANTY.


                        CIRRUS LOGIC, INC.
                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CIRRUS LOGIC, INC.
                                   (Registrant)


December 20, 1996             /s/ Thomas F. Kelly
Date                          Thomas F. Kelly
                              Executive Vice President, Finance and
                              Administration, Chief Financial Officer,
                              and Treasurer
                              (Principal Financial and Accounting Offic